Exhibit 99.(i)

Teachers Insurance and Annuity Association of America College Retirement Equities Fund	Jonathan Feigelson Senior Vice President
730 Third Avenue, New York	(212) 916-4344 Tel. (212) 916-6749 Fax jfeigelson@tiaa-cref.org
New York 10017-3206

September 11, 2009

The Board of Trustees
TIAA-CREF Funds
730 Third Avenue
New York, New York 10017-3206

Ladies and Gentlemen:

          This opinion is furnished in connection with the filing by the TIAA-CREF Funds (the “Trust”) of Post-Effective Amendment No. 31 to the Registration Statement (File Nos. 333-76651 and 811-09301) on Form N-1A covering an indefinite amount of securities in the form of shares in each series of the Trust (the “Shares”).

          I have examined, or caused to be examined, the Certificate of Trust, Declaration of Trust and other corporate records of the Trust, a good standing certificate dated as of August 31, 2009, from the Secretary of State of the State of Delaware, and the relevant statutes and regulations of the State of Delaware.

          My opinion in paragraph 1 with regard to valid existence in the State of Delaware is based solely on the certification by the Secretary of State of Delaware of the Certificate of Trust and a good standing certificate.

          On the basis of such examination, and subject to the qualifications and assumptions herein, it is my opinion that:

          1. The Trust is a statutory trust duly organized and validly existing under the laws of the State of Delaware.

          2. Subject to the continuing effectiveness of the Registration Statement, and assuming the continued valid existence of the Trust under Delaware law, the Shares have been duly authorized and, when issued as contemplated by the Registration Statement, will be validly issued, fully-paid and non-assessable.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the reference to my name under the heading “Legal Matters” in the Statement of Additional Information.

Sincerely,

/s/ Jonathan Feigelson
Jonathan Feigelson Senior Vice President